SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          DATE OF EARLIEST REPORT

                                 DECEMBER 14, 2005
                        (DATE OF EARLIEST EVENT REPORTED)

                            NEW MEDIUM ENTERPRISES, INC.
         -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION


             11-3502174                                         NEVADA

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING ARE CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          DATE OF REPORT DECEMBER 14,  2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):

                            MAHESH  JAYANARAYAN,  CEO
                                  195  THE  VALE
                                  LONDON  W3  7QS
                            TEL:  011  44  208  746  2018
                            FAX:  011  44  208  749-8025


ITEM:  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES


     On December 14 and December 15, 2005 the Company sold an aggregate 2,000,000 shares of common stock at .10 cents per share to two investors. On December 20, 2005 the Company sold 500,000 shares to one investor at .12 cents per share. All of these shares are "Restricted Securities" as the term is defined in rule 144 under the Securities Act.

     The proceeds are expected to be used primarily for continuing the pilot manufacturing line, continuing JV opportunities with the VMD technology, and for general working capital purposes.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Mahesh Jayaranayan
CEO

December 27, 2005